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                                                             Exhibit 99.(h)(3)

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") is made as of June 29, 2001 in Boston, Massachusetts, by and between Century Shares Trust, a Massachusetts business trust (the "Fund"), and Century Capital Management Trust, on behalf of its Century Shares Trust series (the "New Fund").

PLAN OF REORGANIZATION

         (a) The Fund will sell, assign, convey, transfer and deliver to the New Fund on the Exchange Date (as defined in Section 6) all of its properties and assets. In consideration therefor, the New Fund shall, on the Exchange Date, assume all of the liabilities of the Fund existing at the Valuation Time (as defined in Section 3(c)) and deliver to the Fund a number of full and fractional shares of beneficial interest of the New Fund (the "Reorganization Shares") having an aggregate net asset value equal to the value of the assets of the Fund attributable to shares of the Fund transferred to the New Fund on such date less the value of the liabilities of the Fund attributable to shares of the Fund assumed by the New Fund on that date. It is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Upon consummation of the transaction described in paragraph (a) of this Agreement, the Fund shall distribute in complete liquidation to its shareholders of record as of the Exchange Date the Reorganization Shares of the New Fund, each such shareholder being entitled to receive that proportion of such Reorganization Shares which the number of shares of beneficial interest of the Fund held by such shareholder bears to the number of shares of the Fund outstanding on such date. Certificates representing the Reorganization Shares will not be issued except upon the request by the shareholder of record. All issued and outstanding shares of the Fund will simultaneously be canceled on the books of the Fund.

         (c) As promptly as practicable after the liquidation of the Fund as aforesaid, the Fund shall be dissolved pursuant to the provisions of the Declaration of Trust of the Fund, as amended, and applicable law, and its legal existence terminated. Any reporting responsibility of the Fund is and shall remain the responsibility of the Fund up to and including the Exchange Date and, if applicable, such later date on which the Fund is liquidated.

AGREEMENT

         The New Fund and the Fund agree as follows:

         1. Representations, Warranties and Agreements of the New Fund. The New Fund represents and warrants to and agrees with the Fund that:

         a. The New Fund is a series of shares of Century Capital Management Trust, a Massachusetts business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Century Capital Management Trust is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on Century Capital Management Trust. Each of Century Capital Management Trust and the New Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.

         b. On the Exchange Date, the New Fund will be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration will not have been revoked or rescinded and will be in full force and effect.

         c. [Reserved.]

         d. [Reserved.]

         e. There are no material legal, administrative or other proceedings pending or, to the knowledge of Century Capital Management Trust or the New Fund, threatened against Century Capital Management Trust or the New Fund, which assert liability on the part of Century Capital Management Trust or the New Fund. The New Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

         f. The New Fund has no known liabilities of a material nature, contingent or otherwise.

         g. As of the Exchange Date, the New Fund will have filed all federal and other tax returns and reports which, to the knowledge of Century Capital Management Trust's officers, are required to be filed by the New Fund and have paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by the New Fund. All tax liabilities of the New Fund have been adequately provided for on its books, and no tax deficiency or liability of the New Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         h. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the New Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act and state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

         i. The definitive proxy statement of the Fund filed with the Securities and Exchange Commission pursuant to Rule 14a-6(b) under the 1934 Act and relating to the meeting of the Fund shareholders referred to in Section 7(a) herein (together with the documents incorporated therein by reference, the "Fund Proxy Statement"), on the date of such filing, (i) complied in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders meeting referred to in Section 7(a) and on the Exchange Date, the Fund Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Fund Proxy Statement made in reliance upon and in conformity with information furnished in writing by the Fund to the New Fund or Century Capital Management Trust specifically for use in the Fund Proxy Statement.

         j. There are no material contracts outstanding to which the New Fund is a party, other than as are or will be disclosed in the prospectus of the New Fund (the "CCMT Prospectus") or the Fund Proxy Statement.

         k. The New Fund has no shares of beneficial interest issued and outstanding.

         l. The New Fund was established by the Trustees of Century Capital Management Trust in order to effect the transactions described in this Agreement. It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a "regulated investment company" for federal income tax purposes. However, upon filing its first income tax return at the completion of its first taxable year, the New Fund will elect to be a "regulated investment company" and until such time will take all steps necessary to ensure that it qualifies for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

         m. The issuance of the Reorganization Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

         n. The Reorganization Shares to be issued to the Fund have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable by the New Fund, and no shareholder of the New Fund will have any preemptive right of subscription or purchase in respect thereof.

         o. All issued and outstanding shares of the New Fund are, and at the Exchange Date all issued and outstanding shares of the New Fund will be, duly authorized, validly issued, fully paid and non-assessable by the New Fund. The New Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any New Fund shares, nor is there outstanding any security convertible into any New Fund shares.

         2. Representations, Warranties and Agreements of the Fund. The Fund represents and warrants to and agrees with the New Fund that:

         a. The Fund is a Massachusetts business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out this Agreement. The Fund is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Fund. The Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to carry out this Agreement.

         b. The Fund is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

         c. A statement of assets and liabilities, statement of operations, statement of changes in net assets and a schedule of investments (indicating their market values) of the Fund as of and for the year ended December 31, 2000 have been furnished to the New Fund. Such statement of assets and liabilities and schedule fairly present the financial position of the Fund as of their date, and such statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the period covered thereby, in conformity with generally accepted accounting principles.

         d. The prospectus of the Fund, which has been previously furnished to the New Fund, did not contain as of such dates and does not contain, with respect to the Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         e. There are no material legal, administrative or other proceedings pending or, to the knowledge of the Fund, threatened against the Fund, which assert liability on the part of the Fund. The Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

         f. There are no material contracts outstanding to which the Fund is a party, other than as are disclosed in the Fund's registration statement on Form N-1A or the Fund Proxy Statement.

         g. The Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown on the Fund's statement of assets and liabilities as of December 31, 2000 referred to above and those incurred in the ordinary course of its business as an investment company since such date. Prior to the Exchange Date, the Fund will endeavor to quantify and to reflect on its balance sheet all of its material known liabilities and will advise the New Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2000, whether or not incurred in the ordinary course of business.

         h. As of the Exchange Date, the Fund will have filed all federal and other tax returns and reports which, to the knowledge of the Fund's officers, are required to be filed by the Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by the Fund. All tax liabilities of the Fund have been adequately provided for on its books, and no tax deficiency or liability of the Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         i. At the Exchange Date, the Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Fund to be transferred to the New Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, the New Fund will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof. As used in this Agreement, the term "Investments" shall mean the Fund's investments shown on the schedule of its investments as of December 31, 2000 referred to in Section 2(c) hereof, as supplemented with such changes in the portfolio as the Fund shall make, and changes resulting from stock dividends, stock splits, mergers and similar corporate actions through the Exchange Date.

         j. No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the New Fund or the Fund, except as previously disclosed to the New Fund by the Fund.

         k. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, the 1940 Act or state securities or blue sky laws.

         l. The Fund Proxy Statement, on the date of its filing, (i) complied in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders meeting referred to in Section 7(a) and on the Exchange Date, the Fund Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Fund Proxy Statement made in reliance upon and in conformity with information furnished in writing by the New Fund to the Fund specifically for use in the Fund Proxy Statement.

         m. The Fund qualifies and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

         n. At the Exchange Date, the Fund will have sold such of its assets, if any, as are necessary to assure that, after giving effect to the acquisition of the assets of the Fund pursuant to this Agreement, the New Fund will constitute a "diversified company" within the meaning of Section 5(b)(1) of the 1940 Act.

         o. To the best of its knowledge, all of the issued and outstanding shares of beneficial interest of the Fund shall have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

         p. All issued and outstanding shares of the Fund are, and at the Exchange Date will be, duly authorized, validly issued, fully paid and non-assessable by the Fund. The Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Fund shares, nor is there outstanding any security convertible into any of the Fund shares.

         3. Reorganization.

         a. Subject to the requisite approval of the shareholders of the Fund and to the other terms and conditions contained herein (including the Fund's obligation to distribute to its shareholders all of its investment company taxable income and net capital gain as described in Section 8(m)), the Fund agrees to sell, assign, convey, transfer and deliver to the New Fund, and the New Fund agrees to acquire from the Fund, on the Exchange Date all of the Investments and all of the cash and other properties and assets of the Fund, whether accrued or contingent (including cash received by the Fund upon the liquidation by the Fund of any investments), in exchange for that number of shares of beneficial interest of the New Fund provided for in Section 4 and the assumption by the New Fund of all of the liabilities of the Fund, whether accrued or contingent, existing at the Valuation Time (as defined below) except for the Fund's liabilities, if any, arising in connection with this Agreement. Pursuant to this Agreement, the Fund will, as soon as practicable after the Exchange Date, distribute all of the Reorganization Shares received by it to the shareholders of the Fund in exchange for their shares of the Fund.

         b. The Fund will pay or cause to be paid to the New Fund any interest, cash or such dividends, rights and other payments received by it on or after the Exchange Date with respect to the Investments and other properties and assets of the Fund, whether accrued or contingent, received by it on or after the Exchange Date. Any such distribution shall be deemed included in the assets transferred to the New Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone "ex" such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the assets of the Fund acquired by the New Fund.

         c. The Valuation Time shall be 4:00 p.m. Eastern time on the Exchange Date or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

         4. Exchange Date: Valuation Time. On the Exchange Date, the New Fund will deliver to the Fund a number of full and fractional Reorganization Shares having an aggregate net asset value equal to the value of the assets of the Fund attributable to shares of the Fund transferred to the New Fund on such date less the value of the liabilities of the Fund attributable to shares of the Fund assumed by the New Fund on that date, determined as hereinafter provided in this
Section 4.

         a. The net asset value of the Reorganization Shares to be delivered to the Fund, the value of the assets attributable to the shares of the Fund, and the value of the liabilities attributable to the shares of the Fund to be assumed by the New Fund, shall in each case be determined as of the Valuation Time.

         b. The net asset value of the Reorganization Shares shall be computed in the manner set forth in the CCMT Prospectus. The value of the assets and liabilities of the shares of the Fund shall be determined by the New Fund, in cooperation with the Fund, pursuant to procedures which the New Fund would use in determining the fair market value of the New Fund's assets and liabilities.

         c. No adjustment shall be made in the net asset value of either the Fund or the New Fund to take into account differences in realized and unrealized gains and losses.

         d. The Fund shall distribute the Reorganization Shares to the shareholders of the Fund by furnishing written instructions to the New Fund's transfer agent, which will as soon as practicable set up open accounts for each Fund shareholder in accordance with such written instructions.

         e. The New Fund shall assume all liabilities of the Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the Fund or otherwise, except for the Fund's liabilities, if any, pursuant to this Agreement.

         5. Expenses, Fees, etc.

         a. Expenses relating to the transactions contemplated in this Agreement will be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.

         b. [Reserved.]

         c. [Reserved.]

         d. [Reserved.]

         e. Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth above.

         6. Exchange Date. Delivery of the assets of the Fund to be transferred, assumption of the liabilities of the Fund to be assumed and the delivery of the Reorganization Shares to be issued shall be made at Boston, Massachusetts as of July 31, 2001, or at such other date agreed to by the New Fund and the Fund, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

         7. Meetings of Shareholders; Dissolution.

         a. The Fund agrees to call a meeting of the Fund's shareholders as soon as is practicable after the date of filing of the Fund Proxy Statement for the purpose of considering the sale of all of its assets to and the assumption of all of its liabilities by the New Fund as herein provided, adopting this Agreement, and authorizing the liquidation and dissolution of the Fund.

         b. The Fund agrees that the liquidation and dissolution of the Fund will be effected in the manner provided in Fund's Declaration of Trust in accordance with applicable law and that on and after the Exchange Date, the Fund shall not conduct any business except in connection with its liquidation and dissolution.

         c. [Reserved.]

         d. [Reserved.]

         8. Conditions to the New Fund's Obligations. The obligations of the New Fund hereunder shall be subject to the following conditions:

         a. That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite votes of the holders of the outstanding shares of beneficial interest of the Fund entitled to vote.

         b. That the Fund shall have furnished to the New Fund a statement of the Fund's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on the Fund's behalf by the Fund's Chairman (or any Vice President) and Chief Investment Officer, and a certificate of both such officers, dated the Exchange Date, that there has been no material adverse change in the financial position of the Fund since December 31, 2000, other than changes in the Investments and other assets and properties since that date or changes in the market value of the Investments and other assets of the Fund, or changes due to dividends paid or losses from operations.

         c. That the Fund shall have furnished to the New Fund a statement, dated the Exchange Date, signed by the Fund's Chairman (or any Vice President) and Chief Investment Officer certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of the Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates.

         d. [Reserved.]

         e. That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

         f. That the New Fund shall have received an opinion of counsel to the Fund in form satisfactory to counsel to the New Fund, and dated the Exchange Date, to the effect that (i) the Fund is a Massachusetts business trust duly formed and is validly existing under the laws of The Commonwealth of Massachusetts and has the power to own all its properties and to carry on its business as presently conducted; (ii) this Agreement has been duly authorized, executed and delivered by the Fund and, assuming that the Fund Proxy Statement complies with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by the New Fund, is a valid and binding obligation of the Fund; (iii) the Fund has power to sell, assign, convey, transfer and deliver the assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, the Fund will have duly sold, assigned, conveyed, transferred and delivered such assets to the New Fund; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Fund's Declaration of Trust or any provision of any agreement known to such counsel to which the Fund is a party or by which it is bound and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws.

         g. That the New Fund shall have received an opinion of counsel to the Fund in form satisfactory to counsel to the New Fund (which opinion would be based upon certain factual representations and certain qualifications), with respect to the matters specified in Section 9(g) of this Agreement.

         h. That the New Fund shall have received an opinion of counsel to the Fund in form satisfactory to counsel to the New Fund (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules, and court decisions, for federal income tax purposes (i) no gain or loss will be recognized by the New Fund upon receipt of the Investments transferred to the New Fund pursuant to this Agreement in exchange for the Reorganization Shares; (ii) the basis to the New Fund of the Investments will be the same as the basis of the Investments in the hands of the Fund immediately prior to such exchange; and (iii) the New Fund's holding periods with respect to the Investments will include the respective periods for which the Investments were held by the Fund.

         i. That the assets of the Fund to be acquired by the New Fund will include no assets which the New Fund, by reason of charter limitations or of investment restrictions disclosed in its current registration statement in effect on the Exchange Date, may not properly acquire.

         j. [Reserved.]

         k. That Century Capital Management Trust shall have received from the Commission and any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

         l. That all actions taken by the Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the New Fund and its counsel.

         m. [Reserved.]

         n. That the Fund shall have furnished to the New Fund a certificate, signed by the Chairman (or any Vice President) and the Chief Investment Officer of the Fund, as to the tax cost to the Fund of the securities delivered to the New Fund pursuant to this Agreement, together with any such other evidence as to such tax cost as the New Fund may reasonably request.

         o. That the Fund's custodian shall have delivered to the New Fund a certificate identifying all of the assets of the Fund held or maintained by such custodian as of the Valuation Time.

         p. That the Fund's transfer agent shall have provided to the New Fund
(i) the originals or true copies of all of the records of the Fund in the possession of such transfer agent as of the Exchange Date; (ii) a certificate setting forth the number of shares of the Fund outstanding as of the Valuation Time; and (iii) the name and address of each holder of record of any shares and the number of shares held of record by each such shareholder.

         q. That all of the issued and outstanding shares of beneficial interest of the Fund shall have been offered for sale and sold in conformity with all applicable state securities or blue sky laws (including any applicable exemptions therefrom) and, to the extent that any audit of the records of the Fund or its transfer agent by the New Fund or its agents shall have revealed otherwise, either (i) the Fund shall have taken all actions that in the opinion of the New Fund or its counsel are necessary to remedy any prior failure on the part of the Fund to have offered for sale and sold such shares in conformity with such laws or (ii) the Fund shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of the New Fund in amounts sufficient and upon terms satisfactory, in the opinion of the New Fund or its counsel, to indemnify the New Fund against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of the Fund to have offered and sold such shares in conformity with such laws.

         r. [Reserved.]

         9. Conditions to the Fund's Obligations. The obligations of the Fund hereunder shall be subject to the following conditions:

         a. That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite votes of the holders of the outstanding shares of beneficial interest of the Fund entitled to vote.

         b. [Reserved.]

         c. That Century Capital Management Trust, on behalf of the New Fund, shall have executed and delivered to the Fund an Assumption of Liabilities dated as of the Exchange Date pursuant to which the New Fund will assume all of the liabilities of the Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement, other than liabilities arising pursuant to this Agreement.

         d. That the New Fund shall have furnished to the Fund a statement, dated the Exchange Date, signed by Century Capital Management Trust's Chairman (or any Vice President) and Chief Investment Officer certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of the New Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that the New Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates; and that Century Capital Management Trust shall have furnished to the Fund a statement, dated the Exchange Date, signed by an officer of Century Capital Management Trust certifying that as of the Valuation Time and as of the Exchange Date, to the best of Century Capital Management Trust's knowledge, after due inquiry, all representations and warranties of the New Fund made in this Agreement are true and correct in all material respects as if made at and as of such date.

         e. That there shall not be any material litigation pending or threatened with respect to the matters contemplated by this Agreement.

         f. That the Fund shall have received an opinion of counsel to the New Fund in form satisfactory to counsel to the Fund, and dated the Exchange Date, to the effect that (i) Century Capital Management Trust is a Massachusetts business trust duly formed and is validly existing under the laws of The Commonwealth of Massachusetts and has the power to own all its properties and to carry on its business as presently conducted; (ii) the Reorganization Shares to be delivered to the Fund as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and non-assessable by Century Capital Management Trust and the New Fund and no shareholder of the New Fund has any preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly authorized, executed and delivered by Century Capital Management Trust on behalf of the New Fund and, assuming that the Fund Proxy Statement complies with the 1934 Act and assuming due authorization, execution and delivery of this Agreement by Century Capital Management Trust on behalf of the Fund, is a valid and binding obligation of Century Capital Management Trust and the New Fund; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Century Capital Management Trust's Declaration of Trust or By-Laws, or any provision of any agreement known to such counsel to which Century Capital Management Trust, on behalf of the New Fund is a party or by which it is bound; and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Century Capital Management Trust on behalf of the New Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws.

         g. That the Fund shall have received an opinion of counsel to the New Fund dated the Exchange Date in form satisfactory to counsel to the Fund (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules, and court decisions, for federal income tax purposes: (i) no gain or loss will be recognized by the Fund as a result of the reorganization; (ii) no gain or loss will be recognized by shareholders of the Fund on the distribution of the Reorganization Shares to them in exchange for their shares of the Fund; (iii) the tax basis of the Reorganization Shares that the Fund's shareholders receive in place of their Fund shares will be the same as the basis of the Fund shares; and (iv) a shareholder's holding period for the Reorganization Shares received pursuant to this Agreement will be determined by including the holding period for the Fund shares exchanged for the Reorganization Shares, provided that the shareholder held the Fund shares as a capital asset.

         h. That all actions taken by Century Capital Management Trust on behalf of the New Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Fund and its counsel.

         i. [Reserved.]

         j. That Century Capital Management Trust shall have received from the Commission and any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

         k. The Board of Trustees of the Fund, including a majority of those trustees who are not interested persons of the Fund for purposes of the Investment Company Act of 1940, shall have concluded that participation by the Fund in the Reorganization is in the best interest of the Fund and that the interests of existing shareholders of the Fund will not be diluted as a result of its effecting the Reorganization.

         10. Indemnification.

         a. The Fund will indemnify and hold harmless, out of the assets of the Fund but no other assets, the Trustees and officers of Century Capital Management Trust (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the Fund contained in the Fund Proxy Statement or any amendment or supplement to the same, or arising out of or based upon the omission or alleged omission to state in the same a material fact relating to the Fund required to be stated therein or necessary to make the statements relating to the Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Fund. The Indemnified Parties will notify the Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(a). The Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if the Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Fund's obligation under Section 10(a) to indemnify and hold harmless the Indemnified parties shall constitute a guarantee of payment so that the Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(a) without the necessity of the Indemnified Parties' first paying the same.

         b. The New Fund will indemnify and hold harmless, out of the assets of the New Fund but no other assets, the Trustees and officers of the Fund (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the New Fund contained in the Fund Proxy Statement or any amendment or supplement to, or arising out of or based upon, the omission or alleged omission to state in the same material fact relating to Century Capital Management Trust or the New Fund required to be stated therein or necessary to make the statements relating to Century Capital Management Trust or the New Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of Century Capital Management Trust or the New Fund. The Indemnified Parties will notify Century Capital Management Trust and the New Fund in writing within ten days after the receipt by any one or more of the Indemnified parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(b). The New Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this
Section 10(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such clam, action, suit or proceeding, and, if the New Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The New Fund's obligation under this Section 10(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the New Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(b) without the necessity of the Indemnified Parties' first paying the same.

         11. No Broker, etc. Each of the Fund and the New Fund represents that there is no person who has dealt with it or Century Capital Management Trust who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

         12. Termination. The Fund and the New Fund, by consent of the Trustees of Century Capital Management Trust on behalf of the Fund, may terminate this Agreement, and the Fund or the New Fund, after consultation with counsel and by consent of their respective Trustees or an officer authorized by such Trustees, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by [September 30, 2001], this Agreement shall automatically terminate on that date unless a later date is agreed to by the Fund and the New Fund.

         13. Rule 145. Pursuant to Rule 145 under the 1933 Act, the New Fund will, in connection with the issuance of any Reorganization Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

         "THESE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE CENTURY SHARES TRUST SERIES OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A POST-EFFECTIVE AMENDMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE FUND SUCH REGISTRATION IS NOT REQUIRED."

and, further, the New Fund will issue stop transfer instructions to the New Fund's transfer agent with respect to such shares. The Fund will provide the New Fund on the Exchange Date with the name of any Fund shareholder who is to the knowledge of the Fund an affiliate of the Fund on such date.

         14. Covenants, etc. Deemed Material. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding an investigation made by them or on their behalf.

         15. Sole Agreement; Amendments. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

         16. Declaration of Trust. A copy of each of (i) the Declaration of Trust of Century Shares Trust and (ii) the Agreement and Declaration of Trust of Century Capital Management Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that such instruments are executed on behalf of the Trustees of Century Shares Trust and Century Capital Management Trust, on behalf of the New Fund, respectively, as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of Century Shares Trust and Century Capital Management Trust individually but are binding only upon the assets and property of the Fund and the New Fund, respectively.

                                CENTURY SHARES TRUST

                                By: /s/ Allan W. Fulkerson
                                        -------------------------------
                                        Allan W. Fulkerson, Chairman


                                CENTURY CAPITAL MANAGEMENT TRUST

                                By: /s/ Allan W. Fulkerson
                                        -------------------------------
                                        Allan W. Fulkerson, Chairman